UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2009

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

0-22903	38-2312018
(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul R. Donovan, a director of Syntel, Inc. (“Syntel”), announced on April 27, 2009 that he is not standing for re-election to the Board of Directors of Syntel at Syntel’s 2009 Annual Meeting of Shareholders. His term of office as a director will expire as of Syntel’s 2009 Annual Meeting of Shareholders on June 2, 2009. Mr. Donovan’s decision not to stand for re-election does not arise from any disagreement on any matter relating to the Company’s operations, policies, or practices.

With his decision not to stand for re-election, there will be a vacancy in Syntel’s Board of Directors. The Board of Directors has also increased the size of the Board from six to seven directors, effective as of the 2009 Annual Meeting of Shareholders, which will create an additional vacancy. Syntel’s Board of Directors has determined to fill those two vacancies by nominating George R. Mrkonic, Jr. and Keshav Murugesh to stand for election at the 2009 Annual Meeting of Shareholders. In addition, the remaining current members of Syntel’s Board of Directors, Paritosh K. Choksi, Bharat Desai, Prashant Ranade, Vasant Raval, and Neerja Sethi, have been nominated to stand for re-election at Syntel’s 2009 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	April 30, 2009	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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